                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-A/A1

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                    EXCELSIOR PRIVATE EQUITY FUND II, INC.
-------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             MARYLAND                                         Applied for
----------------------------------------------------------------------------------------
(State of incorporation or organization)            (I.R.S. Employer Identification No.)

114 WEST 47TH STREET, NEW YORK, NEW YORK                      10036-1532
--------------------------------------------        --------------------------------
(Address of principal executive offices)                      (Zip Code)

Securities to be registered pursuant to Section 12(b) of the

    Title of each class             Name of each exchange on which
    to be so registered             each class is to be registered

----------------------------       -------------------------------------

----------------------------       -------------------------------------

----------------------------       -------------------------------------


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check
the following box.   [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check the following box.   [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                    COMMON STOCK, PAR VALUE $0.01 PER SHARE
       ------------------------------------------------------------------
                                (Title of class)


       ------------------------------------------------------------------
                                (Title of class)

                      Exhibit Index is located at page 4.

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

A complete description of the Common Stock, $0.01 par value per share, which is to be registered hereunder is contained under the captions "The Company," "Terms of the Offering and Purchase of Shares" and "Description of Shares" in the Prospectus forming part of the Registration Statement on Form N-2 (the "Registration Statement") of Excelsior Private Equity Fund II, Inc. (the "Company"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on March 24, 1997. Such description is hereby incorporated by reference.

ITEM 2.  EXHIBITS.

The following Exhibits are filed herewith.

Exhibit
Number               Description
------               -----------
2.1                  Articles of Incorporation of the Company.*

2.2                  By-Laws of the Company.*

2.3                  Specimen Stock Certificate.

2.4                  Subscription Agreement.*



* Previously filed.

                   Exhibit Index is located at page 4.

                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)          EXCELSIOR PRIVATE EQUITY FUND II, INC.
             --------------------------------------------------------------

Date   May 29, 1997
     -----------------------------------------------------

By:    /s/ David I. Fann
     -----------------------------------------------------
            Name:  David I. Fann
            Title:   President and Chief Executive Officer

                      Exhibit Index is located at page 4.

                                 EXHIBIT INDEX

                                                                                      Page
Exhibit No.       Exhibit                                                            Number
------- ---       -------                                                            ------
    2.1           Articles of Incorporation of the Company.*                           5

    2.2           By-Laws of the Company.*                                             15

    2.3           Specimen Stock Certificate.

    2.4           Subscription Agreement.*                                             32



* Previously filed.

                      Exhibit Index is located at page 4.